Exhibit 8. - Listing of Subsidiaries

                      Company                            Location                     Line of Business
----------------------------------------------------  ----------------  ----------------------------------------------
CREDITO PREDIAL PORTUGUES                             Portugal                             Banking
BANCO SANTANDER PORTUGAL                              Portugal                             Banking
BANCO SANTANDER DE NEGOCIOS PORTUGAL                  Portugal                             Banking
TOTTA & ACORES INTERNATIONAL                          Cayman Islands                       Banking
TOTTA & ACORES FINANCING                              Cayman Islands                       Banking
PINTO TOTTA INTERNATIONAL FINANCE                     Cayman Islands                       Banking
BANCO STANDARD TOTTA DE MOCAMBIQUE                    Mozambique                           Banking
BANCO TOTTA ASIA                                      Macao                                Banking
BANCO TOTTA ANGOLA                                    Angola                               Banking
TOTTA & ACORES BRASIL                                 Brazil                            Fund raising
TOTTA & SOTTOMAYOR, INC. - CONNECTICUT                USA                               Fund raising
TOTTA & SOTTOMAYOR, INC. - NEWARK                     USA                               Fund raising
TOTTA & ACORES FINANCE IRELAND                        Ireland                  Investment portfolio management
TOTTA IRELAND, PLC                                    Ireland                  Investment portfolio management
FOGGIA, SGPS                                          Portugal                       Investment holding
SCH - GESTAO DE EMPRESAS DE CREDITO                   Portugal                       Investment holding
PETROFINAC, SGPS                                      Portugal                       Investment holding
TAXAGEST, SGPS                                        Portugal                       Investment holding
SANTANDER GESTAO DE ACTIVOS, SGPS                     Portugal                       Investment holding
TOTTAFINANCE, SGPS                                    Portugal                       Investment holding
MADEISISA, SGPS                                       Portugal                       Investment holding
SANTANDER SOCIEDADE GESTORA DE
   FUNDOS DE INVESTIMENTO MOBILIARIOS                 Portugal                   Investment fund management
SANTANDER IMOVEST                                     Portugal                   Investment fund management
BSN DEALER                                            Portugal                            Brokerage
SANTANDER GEST                                        Portugal                        Asset management
SCH - LEASING                                         Portugal                        Financial leasing
SCH - FACTOR                                          Portugal                            Factoring
SCH - SFAC                                            Portugal                         Consumer credit
SCH - RENT                                            Portugal                        Long term rental
SANTANDER PENSOES                                     Portugal          Management and representation of pension funds
MERMUL                                                Portugal                     Real estate management
TOTTAURBE                                             Portugal                     Real estate management
TOTTA SEGUROS - COMPANHIA SEGUROS VIDA                Portugal                            Insurance

                                                        % of Ownership                   Euro thousand
                                                          by the Bank      ------------------------------------------
                                                       ------------------    Total        Shareholders'   Net income
                      Company                          Direct    Indirect  assets, net        equity        (loss)
----------------------------------------------------   --------  --------  -------------  --------------  -----------
CREDITO PREDIAL PORTUGUES                                   --    100.00   10,293,359         596,120         72,839
BANCO SANTANDER PORTUGAL                                    --     85.38    5,250,454         280,976         33,108
BANCO SANTANDER DE NEGOCIOS PORTUGAL                        --    100.00    1,418,887         116,371         23,685
TOTTA & ACORES INTERNATIONAL                            100.00    100.00       91,533               1             --
TOTTA & ACORES FINANCING                                100.00    100.00      145,341         143,088             --
PINTO TOTTA INTERNATIONAL FINANCE                        50.00     50.00      246,166         238,448             --
BANCO STANDARD TOTTA DE MOCAMBIQUE                       55.29     55.29      282,134          25,435          8,818
BANCO TOTTA ASIA                                         99.98    100.00        7,695           7,695          3,071
BANCO TOTTA ANGOLA                                       99.98     99.98      194,171          20,700          2,710
TOTTA & ACORES BRASIL                                    99.00     99.00            3               3             --
TOTTA & SOTTOMAYOR, INC. - CONNECTICUT                  100.00    100.00           31              31              1
TOTTA & SOTTOMAYOR, INC. - NEWARK                       100.00    100.00          183             (54)           (46)
TOTTA & ACORES FINANCE IRELAND                              --     85.38       60,469           4,099(1)       2,610
TOTTA IRELAND, PLC                                        0.00    100.00      814,316         299,376         12,336
FOGGIA, SGPS                                            100.00    100.00    1,809,694       1,653,885(1)       6,012
SCH - GESTAO DE EMPRESAS DE CREDITO                     100.00    100.00      102,577           4,212            429
PETROFINAC, SGPS                                        100.00    100.00      237,821         129,234(1)          95
TAXAGEST, SGPS                                              --    100.00       86,227          23,376(1)         927
SANTANDER GESTAO DE ACTIVOS, SGPS                           --    100.00       21,420          21,219          6,825
TOTTAFINANCE, SGPS                                      100.00    100.00       97,602          26,992(1)     (10,228)
MADEISISA, SGPS                                             --    100.00        1,604           1,596             39
SANTANDER SOCIEDADE GESTORA DE
   FUNDOS DE INVESTIMENTO MOBILIARIOS                       --    100.00       17,900          10,687          3,942
SANTANDER IMOVEST                                           --    100.00        4,323           3,359          2,524
BSN DEALER                                                  --    100.00       15,722          13,050          3,888
SANTANDER GEST                                              --    100.00        1,239             745            140
SCH - LEASING                                               --    100.00      943,694          54,744          7,051
SCH - FACTOR                                                --    100.00      264,948           9,063          2,010
SCH - SFAC                                                  --    100.00       19,903           3,437            372
SCH - RENT                                               37.12    100.00       86,399           4,157            767
SANTANDER PENSOES                                           --    100.00        2,148           1,896            566
MERMUL                                                      --    100.00          101              93            (58)
TOTTAURBE                                                   --    100.00      108,927           4,908(1)       2,585
TOTTA SEGUROS - COMPANHIA SEGUROS VIDA                  100.00    100.00    1,201,710          22,458         (1,568)

(1)   The shareholders' equity does not include capital contributions.


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